September 26, 2012


Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by Each (1) American
Depositary Receipts represents
onefour hundredth (1/400) of one
deposited share of
Internet Initiative Japan (Form F6
File No. 33310582)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the ratio change for Internet Initiative Japan.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio change for Internet Initiative Japan.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with:

Effective September 26, 2012 the ratio has changed to Each American Depositary Share represents onehalf of one deposited share (1: 1/2)


Please contact me with any questions or
comments at 212 8152042



Dennis Chung
The Bank of New York Mellon  ADR
Division
Encl.
CC: Paul Dudek, Esq. (Office of
International Corporate Finance)









101 Barclay Street, New York NY 10286